EXHIBIT 4.229

AMENDMENT NO. 2

TO

MASTER EXCHANGE AND TRUST AGREEMENT,

dated as of July 23, 2001, and

previously amended April 23, 2010

among

RENTAL CAR FINANCE CORP.,

DTG OPERATIONS, INC.,

THRIFTY RENT-A-CAR SYSTEM, INC.,

DB LIKE-KIND EXCHANGE SERVICES CORP.,

VEXCO, LLC,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

Dated as of October 28, 2010

AMENDMENT NO. 2
TO MASTER EXCHANGE AND TRUST AGREEMENT

This Amendment No. 2 to Master Trust and Exchange Agreement (this “Amendment”) is entered into as of October 28, 2010 by and between Rental Car Finance Corp., a special purpose Oklahoma corporation (“RCFC”), DTG Operations, Inc., an Oklahoma corporation (f/k/a Dollar Rent A Car Systems, Inc.) (“DTG Operations”), Thrifty Rent-A-Car System, Inc., an Oklahoma corporation (“Thrifty”), DB Like-Kind Exchange Services Corp., a Delaware corporation (“DBLKESC”), solely in its capacity as a member of VEXCO, LLC (as successor to Chicago Deferred Exchange Company LLC), VEXCO, LLC, a Delaware limited liability company wholly owned by DBLKESC (the “Qualified Intermediary”), and Deutsche Bank Trust Company Americas (“DBTCA” and, together with RCFC, DTG Operations, Thrifty, DBLKESC and the Qualified Intermediary, the “Parties”), as qualified trustee (as successor to Bank of America, N.A.).

RECITALS

WHEREAS, RCFC, DTG Operations, Thrifty, a predecessor to DBLKESC, the Qualified Intermediary and a predecessor to DBTCA have entered into that certain Master Trust and Exchange Agreement, dated as of July 23, 2001 (as amended, restated, supplemented or otherwise modified as of the date hereof, the “Exchange Agreement”);

WHEREAS, Bank of America, N.A. (“BOA”) and DBTCA have entered into that certain Assignment and Assumption Agreement, dated as of April 15, 2010 (the “Assignment and Assumption Agreement”), pursuant to which BOA (as successor to The Chicago Trust Company) assigned, and DBTCA assumed, all of BOA’s right, title and interest in the Exchange Agreement;

WHEREAS, Chicago Deferred Exchange Company LLC (f/k/a Chicago Deferred Exchange Corporation)  (“CDEC”) and DBLKESC have entered into that certain LLC Purchase Agreement, dated as of October 28, 2010, and that certain Assignment Agreement, dated as of October 28, 2010 and DBLKESC and RCFC, DTG Operations, Thrifty, the Qualified Intermediary and DBTCA have entered into that certain Accession Agreement, dated as of October 28, 2010, pursuant to which CDEC assigned, and DBLKESC assumed, all of CDEC’s right, title and interest in the Exchange Agreement.

WHEREAS, the Parties hereto wish to amend certain Sections of the Exchange Agreement as provided herein.

NOW THEREFORE, the Parties hereto agree as follows:

1.  Amendments.

(i) The preamble of the Exchange Agreement is hereby amended by deleting the words “Chicago Deferred Exchange Company, LLC (f/k/a Chicago Deferred Exchange Corporation), a Delaware limited liability company (“CDEC”)” and replacing in substitution thereof the words “DB Like-Kind Exchange Services Corp., a Delaware corporation (“DBLKESC”),”.

(ii) The Exchange Agreement is hereby amended (i) by deleting the defined term “CDEC” in each instance where it is used in the Exchange Agreement and replacing in substitution thereof the defined term “DBLKESC” (consistent with clause (i) above) and (ii) in all other ways necessary, mutatis mutandis, to give effect to DB Like-Kind Exchange Services Corp.’s succession to Chicago Deferred Exchange Company, LLC (f/k/a Chicago Deferred Exchange Corporation).

(iii) Section 6.2 of the Exchange Agreement is hereby amended and restated in its entirety to read as follows:

“Compensation.  For their services under this Agreement, Qualified Intermediary and DBTCA shall receive the sums set forth in a separate fee letter dated on or about April 23, 2010.”

(iv) The second sentence of Section 7.1(a) of the Exchange Agreement is hereby amended by deleting the word “Illinois” and inserting in lieu thereof the word “Delaware”.

(v) The first sentence of Section 7.1(f) of the Exchange Agreement is hereby amended by inserting the following words to the end thereof:

“or except to the extent the same are (1) described in Treas. Reg. § 1.1031(k)-1(k)(2)(ii) and/or in the case of affiliate (2) excluded by the operation of  Treas. Reg. § 1.1031(k)-1(k)(4)(ii).”

(vi) Section 7.6(a) of the Exchange Agreement is hereby amended and restated in its entirety to read as follows:

(a)           In addition to, and not in place or substitution of, any other indemnification or hold harmless provisions in favor of Deutsche Bank Trust Company Americas in this Agreement, RENTAL CAR FINANCE CORP., DTG OPERATIONS, INC. and THRIFTY RENT-A-CAR SYSTEM, INC. jointly and severally shall defend, indemnify and hold harmless Deutsche Bank Trust Company Americas in its capacity as “qualified trustee” hereunder (the “Qualified Trustee”) and the Qualified Intermediary in its capacity as qualified intermediary, their respective managers, directors, officers, shareholders, interest holders, employees, affiliates, representatives or agents, and their respective successors and assigns (collectively, the “Indemnified Parties”) from and against any and all third party claims, liability, losses, costs, taxes, damages, expenses, obligations, demands, actions or causes of action (including, without limitation, attorneys fees, disbursements, costs and expenses of investigating, preparing for, defending and/or settling any action, suit, proceeding or demand of any kind) made or brought in connection with or otherwise relating to this Exchange Agreement, the Dollar Exchanged Vehicles, RCFC Exchanged Vehicles, Thrifty Exchanged Vehicles, Dollar Replacement Vehicles, RCFC Replacement Vehicles and Thrifty Replacement Vehicles and, otherwise, the transactions contemplated by this Exchange Agreement (and each of the Qualified Trustee or the Qualified Intermediary’s involvement therewith) or, otherwise, in connection with or arising out of any of the terms and provisions of this Exchange Agreement, provided, however, the foregoing indemnification shall not apply to any claim, liability, loss, cost, damage or expense resulting from the Indemnified Party’s gross negligence or willful misconduct, but only if such gross negligence or willful misconduct shall have been finally established by a court of competent jurisdiction after the exhaustion of any and all appeals.

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The provisions of this section shall survive the termination of this Agreement or the earlier resignation or removal of the Qualified Trustee or the Qualified Intermediary.

(vii) Sections 7.6(b), 7.6(c), 7.6(d), 7.6(e) and 7.6(f) of the Exchange Agreement are hereby amended by deleting each instance of the words “the Qualified Trustee” appearing therein and replacing the same with the words “each of the Qualified Trustee and the Qualified Intermediary”.

(viii) Sections 7.6(b), 7.6(c), 7.6(d), 7.6(e) and 7.6(f) of the Exchange Agreement are hereby amended by deleting each instance of the words “it” or “its” appearing therein and replacing the same with the words “they,” “them” or “their,” as applicable.

(ix) Section 7.6(e) of the Exchange Agreement is hereby amended by deleting the words “and the Qualified Intermediary,” at the end of the section.

2.  Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Exchange Agreement as amended hereby, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Exchange Agreement, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect.  This Amendment shall apply and be effective only with respect to the provisions of the Exchange Agreement specifically referred to herein, and any references in the Exchange Agreement to the provisions of the Exchange Agreement specifically referred to herein shall be to such provisions as amended by this Amendment.

3.  Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

4.  GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

5.  Counterparts.  This Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURES ON FOLLOWING PAGES]

3

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

RENTAL CAR FINANCE CORP.

By:  /s/ H. Clifford Buster III
Name:  H. Clifford Buster III
Title:  President and Treasurer

DTG OPERATIONS, INC.

By:  /s/ H. Clifford Buster III
Name:  H. Clifford Buster III
Title:  Executive Vice President, Chief Financial Officer and Treasurer

THRIFTY RENT-A-CAR SYSTEM, INC.

By:  /s/ H. Clifford Buster III
Name: H. Clifford Buster III
Title: Executive Vice President, Chief Financial Officer and Treasurer

DB LIKE-KIND EXCHANGE SERVICES CORP.,  as Member of VEXCO, LLC

By:  /s/ Brenton J. Allen
Name: Brenton J. Allen
Title: President

[Amendment No. 2 to Exchange Agreement]

VEXCO, LLC, as the Qualified Intermediary

By:  /s/ Brenton J. Allen       /s/ Vickie Chaplin
Name: Brenton J. Allen             Vickie Chaplin
Title:   President                        Associate

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Qualified Trustee

By:  /s/ Kisha A. Holder
Name: Kisha A. Holder
Title: Vice President

By:  /s/ Aldrin M. F. Bayne
Name: Aldrin M. F. Bayne
Title: Vice President

Acknowledged and agreed:
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Master Collateral Agent

By:  /s/ Louis Bodi
Name: Louis Bodi
Title: Vice President

By:  /s/ Mark Esposito
Name: Mark Esposito
Title: Associate

[Amendment No. 2 to Exchange Agreement]